Exhibit 99.1

PRESS RELEASE

Rambus to Acquire Northwest Logic, Extending Leadership in Interface IP

Highlights:

•	Complementary product portfolio of PHYs and controllers further accelerates Rambus growth

•	Expands solutions for data center, artificial intelligence (AI), machine learning (ML), communications and automotive applications

•	Combined offerings, including HBM2, GDDR6, DDR4 and PCI Express (PCIe), create one-stop-shop for SoC designers

SUNNYVALE, Calif. and HILLSBORO, Ore. - July 29, 2019 - Rambus Inc. (NASDAQ: RMBS), a premier silicon IP and chip provider making data faster and safer, today announced it has signed a definitive agreement to acquire Northwest Logic, a market leader in memory, PCIe and MIPI digital controllers. Northwest Logic’s high-performance, high-quality and silicon-proven digital IP controller cores are optimized for use in both ASICs and FPGAs. Interface IP solutions consisting of a physical interface (PHY) and companion digital controller make it possible to optimize the transfer of data between chips and electronic devices. Every SoC design that uses a Memory or a PCIe or a MIPI PHY also needs to use a controller associated with it. The combination of complementary digital and physical IP portfolios from Northwest Logic and Rambus will create a one-stop-shop for customers.

“With this acquisition, we expand our leading product portfolio for high-performance markets such as data center, networking, artificial intelligence, machine learning and automotive,” said Hemant Dhulla, vice president and general manager of IP Cores at Rambus. “Northwest Logic’s innovative, best-in-class digital controllers complement Rambus’ proven strength in high-speed physical IP cores. Together, we will offer one of the most comprehensive high-performance interface IP solutions in the industry, leveraging our core strength in semiconductors, strong go-to-market advantage and global reach.”

Brian Daellenbach, president and CEO, Northwest Logic said: “Northwest Logic’s category-leading digital controllers fit perfectly with Rambus’ leadership portfolio of high-speed PHY solutions. This deal creates a one-stop-shop for SoC designers working on state-of-the-art applications across a broad range of high-performance markets. We look forward to continue serving our existing customers and working with our PHY partners.”

Critical to enabling the high performance of data center, networking, AI, ML and automotive applications, this acquisition will bring together the physical and digital IP core families from renowned market leaders to offer comprehensive memory and SerDes IP solutions for chip designers.

The transaction is expected to close in the current calendar quarter of 2019. Although this transaction will not materially impact 2019 results due to the expected timing of close and acquisition accounting, Rambus expects this acquisition to be accretive in 2020.

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About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software, and services span memory and interfaces, security, and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries, and service providers. Integrated into tens of billions of devices and systems, our products and technologies power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments, and smart ticketing. For more information, visit rambus.com.

Source: Rambus Inc.

Press Contacts:

Cori Pasinetti

Rambus Corporate Communications

t: (408) 462-8306

cpasinetti@rambus.com

Forward-looking statements

Information set forth in this press release, including statements as to Rambus’ outlook and financial estimates and statements as to the expected timing, completion and effects of the proposed acquisition of Northwest Logic, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements are based on various assumptions and the current expectations of the management of Rambus and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Rambus or Northwest Logic. Forward-looking statements included herein are made as of the date hereof, and Rambus undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by federal securities laws.

Major risks, uncertainties and assumptions include, but are not limited to: the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the satisfaction of all closing conditions to the transaction; statements of the plans, strategies and objectives of Rambus for future operations; any statements regarding anticipated operational and financial results; any statements of expectation or belief; the risk that disruptions from the transaction will harm Rambus’ business; other factors described under “Risk Factors” in Rambus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and any statements of assumptions underlying any of the foregoing. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.